Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 1, 2019 (except for Note 14(c), as to which the date is July 8, 2019), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-232260) and related Prospectus of Fulcrum Therapeutics, Inc. dated July 8, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts
July 8, 2019